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                                                                    EXHIBIT 99.4
                          CYPRUS AMAX MINERALS COMPANY

                 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                               SEPTEMBER 30, 1999

          This Proxy/Voting Instruction Card is Solicited On Behalf of
               The Board of Directors or the Trustees Named Below

  The undersigned hereby constitutes and appoints Milton H. Ward, Philip C. Wolf, and Dale E. Huffman, and each or any of them, the proxies and agents of the undersigned, with full power of substitution and revocation, to represent and vote in accordance with the instructions given herein all the shares of common stock of Cyprus Amax Minerals Company (the "Company") held of record by the undersigned at the close of business on August 25, 1999, at the special meeting of stockholders to be held at World Financial Center--North Tower, 250 Vesey Street, New York, New York, on September 30, 1999, at 10:00 a.m., and at any adjournments or postponements thereof, and directs the Trustees of the Company Savings Plan and Trust, the Company Thrift Plan For Bargaining Unit Employees, the Equatorial Mining North America, Inc. ("Equatorial") 401(k) Profit Sharing Plan, and the Chemetall Corporation ("Chemetall") Savings Plan (as applicable, with respect to shares of common stock held for the benefit of the undersigned) to vote in person or by proxy at such special meeting, all shares held by or for the benefit of the undersigned. The Trustee of the Equatorial Plan may or may not vote undirected shares of the Company's stock in the plan, the Trustee of the Chemetall Plan will vote solely in accordance with written directions of the participants in the plan, and the Trustees of the remaining plans will vote undirected shares of the Company's stock held by them in direct proportion to the voting of shares for which instructions have been received.

  THE CYPRUS AMAX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
PROPOSAL:

  To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 15, 1999, among Asarco Cyprus Incorporated, ACO Acquisition Corp., CAM Acquisition Corp., ASARCO Incorporated and Cyprus Amax Minerals Company, and to approve the Cyprus Amax merger.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

  THE PROXY WILL BE VOTED AS YOU SPECIFY ABOVE WITH RESPECT TO THE MATTER SET FORTH ABOVE. IF THIS PROXY IS EXECUTED BUT NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS.

         Please be sure to sign and date the Proxy on the reverse side.

                                    (Continued and to be signed on reverse side)
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                                   [Reverse]

(Continued from other side)

NOTE: Please sign exactly as name or names appear hereon. If acting as executor, administrator, trustee, guardian, etc., please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

                                   Dated ________________________________, 1999
                                   X __________________________________________
                                   X __________________________________________

                PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN
                     THIS PROXY IN THE ENCLOSED ENVELOPE.